UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2010

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

On March 30, 2010 (the “Commencement Date”), Xerium Technologies, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the filing therein, the “Chapter 11 Filing”). The Chapter 11 cases are being jointly administered under the caption “In re Xerium Technologies, Inc. et al.” Case No. 10-11031. The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

A copy of the press release, dated March 30, 2010, announcing the Chapter 11 Filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Chapter 11 Filing was made with a “pre-arranged” restructuring plan with the support of the Company’s lenders. The lenders agreed in principle to support the terms of the proposed joint prepackaged plan of reorganization (the “Plan”) that embodies the restructuring, which Plan was filed with the Bankruptcy Court and a copy of which is available on the Company’s case administration website located at www.xeriuminfo.com. The Plan, among other things, provides that approximately $620 million of existing debt would be exchanged for approximately $10 million in cash, $410 million in new term loans maturing in 2015, and approximately 82.6% of the common stock of the Company. Existing shareholders would retain a meaningful minority equity ownership of the Company of approximately 17.4% of the common stock and receive warrants to purchase up to an additional 10% of the common stock. In addition, the Company’s proposed debtor-in-possession financing, comprising a revolving loan of up to $20 million and a term loan of $60 million, would convert to a post-Chapter 11 first-lien financing facility. The implementation of the Plan is dependent upon a number of factors, including final documentation, the approval of a disclosure statement and confirmation of the Plan in accordance with the provisions of the Bankruptcy Code.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The Chapter 11 Filing (i) constituted an event of default under the 2008 Credit Agreement (defined below) and caused the automatic and immediate acceleration of all amounts due under such obligations and (ii) constituted the termination of the forbearance periods under the Swap Forbearance Agreements (as defined below) resulting in the amounts payable under the Swap Forbearance Agreements becoming immediately due and payable (collectively the amounts described in (i) and (ii), the “Accelerated Direct Financial Obligations”). The ability of the creditors to seek remedies to enforce their rights under such agreements is automatically stayed as a result of the filing of the Chapter 11 cases, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code. The automatic stay invoked by the Chapter 11 Filing effectively precludes any action against the Company resulting from such acceleration.

•

The Company is a borrower and guarantor under an Amended and Restated Credit Agreement, dated May 30, 2008, by and among the Company and certain of its subsidiaries, as borrowers or guarantors, and the financial institutions named therein, as lenders, and Citicorp North America, Inc., as administrative agent and collateral agent (as amended from time to time, the “2008 Credit Agreement”), under which, as of March 25, 2010, an aggregate amount of approximately $597.8 million is outstanding, and under which, from and after the date of the Chapter 11 Filing, no additional amounts may be drawn.

•

In addition, the Company and certain of its subsidiaries were counterparties to certain swap transactions which were terminated early pursuant to a Forbearance Agreement, dated January 4, 2010 (as amended January 29, 2010 and as further amended February 26, 2010), by and among the Company and certain of its subsidiaries, and Merrill Lynch Capital Services, Inc., as swap counterparty, and pursuant to a Forbearance Agreement, dated December 31, 2009 (as amended January 29, 2010 and as further amended February 26, 2010), by and among the Company and certain of its subsidiaries, and Deutsche Bank AG, as swap counterparty (such forbearance agreements together, the “Swap Forbearance Agreements”). The Company and its affiliates, as of March 25, 2010, owe an aggregate amount of approximately $19.6 million under the Swap Forbearance Agreements.

Item 7.01.	Regulation FD Disclosure.

The information contained in this report under item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On the Commencement Date, the Company also filed a proposed disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court. The Disclosure Statement is available on the Company’s case administration website located at www.xeriuminfo.com.

The Disclosure Statement contains preliminary pro forma financial projections prepared for purposes of the Chapter 11 cases (the “Financial Projections”). The Financial Projections have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. Actual results for the Financial Projections will vary from the preliminary information and such variations may be material. The Financial Projections should not be used for investment purposes. The Financial Projections contain information different from that required in the Company’s reports pursuant to the Exchange Act, and that information might not be indicative of the Company’s financial condition or operating results that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Financial Projections should not be viewed as indicative of future results.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Press release, dated March 30, 2010.

Forward-Looking Statements

This report contains forward-looking statements involving risks and uncertainties, both known and unknown that may cause actual results to differ materially from those indicated. Actual results may differ materially due to a number of factors, including whether the Plan is confirmed by the Bankruptcy Court, the other risks and uncertainties discussed elsewhere in this Current Report and press release, and those factors discussed in the Company’s report on Form 10-K for the year ended December 31, 2009, and other filings made by the Company with the Securities and Exchange Commission. Any forward-looking statements included in this report are as of the date made and the Company does not intend to update them if its views later change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: March 30, 2010	By:	/S/ DAVID G. MAFFUCCI
	Name:	David G. Maffucci
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated March 30, 2010.